SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) July 8, 2002





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                        4250 Buckingham Dr. #100
                       Colorado Springs, Colorado               80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

Simtek Corporation released the following press release dated July 8, 2002, titled "Simtek Closes $3 Million Financing Transaction with Renaissance Capital of Dallas":

               Simtek Closes $3 Million Financing Transaction with
                          Renaissance Capital of Dallas

Colorado Springs, CO, July 8, 2002 - Simtek Corporation (OTC BB: SRAM), has announced the closing of a $3 million financing transaction with three funds advised by Renaissance Capital Group of Dallas, TX.

Simtek's funding from Renaissance consists of $3 million of convertible debentures with a 7-year term at a 7.5% percent per annum interest rate. The debentures are convertible at the option of the holder into Simtek common stock at 31.2 cents per share, a 20% premium to the 26 cent market closing price on June 28. Upon certain conditions, the Company may redeem the debentures or force conversion. Renaissance also has the right to appoint one member to the Simtek Board of Directors.

The funds advised by Renaissance Capital Group seek to invest in the securities of small capitalization emerging growth companies, frequently through private placements, with the objective of realizing above average rates of return.

Simtek plans to use the net proceeds primarily for working capital to support the company's growth plans.

"We are pleased that Renaissance Capital is showing continued support for Simtek," stated Douglas Mitchell, Simtek's president and CEO. "They know our business well and will provide valuable guidance going forward as we continue to build our product portfolio and our markets. This additional capital is especially important while the overall market is so unpredictable. These funds provide additional security for the company during a time of exciting new product development activities that will extend our reach into new applications."

Current Simtek products are continually being optimized while the nonvolatile process is being integrated into Amkor Technology's Anam facility on their 0.25 micron process. The new developments will support 1 million bit nvSRAM products, providing 4 times the density of Simtek's current products along with additional system-specific features. The smaller feature sizes, resulting in higher product densities, less power consumption and lower system cost will result in the highest performance byte-addressable nonvolatile memory technology in the marketplace.

Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories and cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products during 2002 and statements predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                        SIMTEK CORPORATION




July 8, 2002                            By: /s/Douglas Mitchell
                                            ------------------------------------
                                                    DOUGLAS MITCHELL
                                            Chief Executive Officer, President
                                            and Chief Financial Officer (acting)